Exhibit 99.1

TCP CAPITAL CORP. ANNOUNCES STRONG FIRST QUARTER 2014 FINANCIAL RESULTS;

NET INVESTMENT INCOME OF $0.39 PER SHARE AND EARNINGS OF $0.50 PER SHARE;

BOARD DECLARES SECOND QUARTER REGULAR DIVIDEND OF $0.36 PER SHARE

AND SPECIAL DIVIDEND OF $0.05 PER SHARE

SANTA MONICA, Calif., May 8, 2014 – TCP Capital Corp. (“we,” “us,” “our,” “TCPC” or the “Company”), a business development company (“BDC”) (NASDAQ: TCPC), today announced its financial results for the first quarter ended March 31, 2014 and filed its Form 10-Q with the U.S. Securities and Exchange Commission.

FINANCIAL HIGHLIGHTS

•	Net investment income for the quarter ended March 31, 2014 was $13.9 million, or $0.39 per share, after preferred dividends and $0.10 per share in incentive compensation on net investment income.

•	Net increase in net assets resulting from operations for the quarter ended March 31, 2014 was $18.1 million, or $0.50 per share.

•	Net Asset Value per share at March 31, 2014 increased to $15.32 per share from $15.18 at December 31, 2013.

•	Total acquisitions during the quarter ended March 31, 2014 were $110.4 million and total acquisitions net of total dispositions were $43.5 million.

•	In April, we received an SBIC license from the Small Business Administration. We expect to receive a leverage commitment from the SBA shortly, which will provide access to another source of attractively priced capital.

•	On May 1, 2014, Todd Jaquez-Fissori joined as a Managing Director. Todd will head our energy technology group, which is a strategic extension of our platform into a rapidly growing sector.

•	On May 8, 2014, our board of directors declared a second quarter regular dividend of $0.36 per share and a special dividend of $0.05 per share. Both dividends are payable on June 30, 2014 to shareholders of record as of June 18, 2014.

“We are very pleased with our results for the quarter ended March 31, 2014,” said TCP Capital Corp.’s Chairman and CEO, Howard Levkowitz. “We were able to out earn our dividend run rate by $0.03 per share for the quarter while increasing our NAV by $0.14 per share. In addition, we increased the value of our investment portfolio to $816 million from $766 million while maintaining strong credit quality. So far in the secon quarter, we see a strong pipeline of deal flow across a variety of sectors, and we will continue to take a highly selective approach to choosing investments that deliver strong risk-adjusted returns to our shareholders.”

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PORTFOLIO AND INVESTMENT ACTIVITY

As of March 31, 2014, our investment portfolio consisted of debt and equity positions in 70 portfolio companies with a total fair value of approximately $815.7 million. Debt positions represented approximately 96% of the portfolio fair value, 99% of which were senior secured debt. Equity positions represented approximately 4% of our investment portfolio.

As of March 31, 2014, the weighted average annual effective yield of our debt portfolio was approximately 10.8%.(1) As of March 31, 2014, approximately 73% of our debt portfolio at fair value had floating interest rates, approximately 93% of which had interest rate floors, and approximately 27% of our debt portfolio had fixed interest rates. As of March 31, 2014, we had no debt investments on non-accrual status.

During the three months ended March 31, 2014, we invested approximately $110 million in eight new and three existing portfolio companies. The investments were comprised of approximately $86 million in senior secured loans and $24 million in senior secured notes. Additionally, we received proceeds from sales and repayments of investment principal of approximately $67 million. We expect to continue to invest in senior secured loans, bonds and subordinated debt, as well as select equity investments, to obtain a high level of current income and create the potential for appreciation, with an emphasis on principal protection.

As of March 31, 2014, total assets were $857.4 million, net assets applicable to common shareholders was $554.7 million and net asset value per share was $15.32, as compared to $803.3 million, $549.6 million, and $15.18 per share, respectively on December 31, 2013.

CONSOLIDATED RESULTS OF OPERATIONS

Total investment income for the three months ended March 31, 2014 was approximately $22.7 million, or $0.63 per share, including $0.05 per share from dividend income, $0.01 per share from prepayment income, and $0.03 per share from income paid in kind. This reflects our policy of recording interest income, adjusted for amortization of premium and accretion of discount, on an accrual basis. Origination, structuring, closing, commitment, and similar upfront fees received in connection with the outlay of capital are generally amortized or accreted into interest income over the life of the respective debt investment. Total investment income was net of $0.6 million of depreciation expense from aircraft we own and lease (through portfolio trusts), or $0.02 per share.

Total operating expenses for the three months ended March 31, 2014 were approximately $4.9 million, or $0.13 per share. Dividends accrued on the preferred leverage facility were approximately $0.4 million, or $0.01 per share. We also incurred incentive compensation from net investment income of $3.5 million, or $0.10 per share and an increase in the reserve for incentive compensation of $1.0 million, or $0.03 per share. Excluding incentive compensation, annualized second quarter expenses, including all costs of leverage (both interest expense and preferred dividends), were 3.8% of average net assets.

Net investment income for the three months ended March 31, 2014 was approximately $17.8 million, or $0.49 per share, before related incentive compensation and preferred dividends. Net investment income after related incentive compensation and preferred dividends was $13.9 million, or $0.39 per share.

Net realized losses for the three months ended March 31, 2014 were $6.8 million, or $0.19 per share, primarily due to the disposition of our investment in ESP Holdings, Inc. (“ESP”), an investment made prior to our initial public offering as part of our legacy distressed strategy and which has yielded significant income over many years. During the three months ended March 31, 2014, we recognized $12.0 million, or $0.33 per share, in net unrealized appreciation from the reversal of the unrealized on ESP and mark to market appreciation throughout our portfolio. Net realized and unrealized gains for the three months ended March 31, 2014 were $5.2 million, or $0.14 per share.

Net increase in net assets applicable to common shareholders resulting from operations for the three months ended March 31, 2014 was $18.1 million, or $0.50 per share.

(1) Weighted average annual effective yield includes amortization of deferred debt origination fees and accretion of original issue discount, but excludes market discount, any prepayment and make-whole fee income, and any debt investments on non-accrual status.

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LIQUIDITY AND CAPITAL RESOURCES

As of March 31, 2014, available liquidity was approximately $135.7 million, comprised of approximately $26.7 million in cash and cash equivalents (net of approximately $0.4 million in net outstanding commitments), and $109 million in available capacity under the credit facilities.

Total leverage outstanding at March 31, 2014 was $291.0 million, comprised of $157.0 million on our revolving credit facilities and $134.0 million on our preferred equity facility. The weighted average interest rate on amounts outstanding on the total leverage facility as of March 31, 2014 was 1.35%.

Leverage Program ($400 million):	Rate	Maturity
$116mm Partnership Credit Facility	LIBOR + 0.44%	July 2016
$150mm TCPC Funding Credit Facility	LIBOR + 2.50%	May 2017
$134mm Preferred Equity Facility	LIBOR + 0.85%	July 2016

In connection with the receipt of an SBIC license as discussed below, we also anticipate adding up to $150 million of leverage through 10-year loans issued by the SBA.

RECENT DEVELOPMENTS

On April 22, 2014, the Company’s wholly owned subsidiary, TCPC SBIC, LP, received a license from the SBA to operate as a small business investment company under the provisions of Section 301(c) of the Small Business Investment Act of 1958.

On May 8, 2014, the Company’s board of directors declared a second quarter regular cash dividend of $0.36 per share and a special dividend of $0.05 per share. Both dividends are payable on June 30, 2014 to stockholders of record as of the close of business on June 18, 2014.

CONFERENCE CALL AND WEBCAST

TCP Capital Corp. will host a conference call on Thursday, May 8, 2014 at 1:00 p.m. Eastern Time (10:00 a.m. Pacific Time) to discuss its quarterly financial results. All interested parties are invited to participate in the conference call by dialing (866) 393-0571; international callers should dial (206) 453-2872. Participants should enter the Conference ID 28367088 when prompted. For a slide presentation that we intend to refer to on the earnings conference call, please visit the Investor Relations section of our website (www.tcpcapital.com) and click on the First Quarter 2014 Investor Presentation under Events and Presentations. The conference call will be webcast simultaneously in the investor relations section of our website at http://investors.tcpcapital.com/. An archived replay of the call will be available approximately two hours after the live call, through May 15, 2014. For the replay, please visit http://investors.tcpcapital.com/events.cfm or dial (855) 859-2056. For international replay, please dial (404) 537-3406. For all replays, please reference program ID number 28367088.

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TCP Capital Corp.

Consolidated Statements of Assets and Liabilities

	March 31, 2014	December 31, 2013
	(unaudited)
Assets
Investments, at fair value:
Companies less than 5% owned (cost of $741,804,363 and $684,569,508, respectively)	$744,016,378	$678,326,915
Companies 5% to 25% owned (cost of $54,759,445 and $73,946,547, respectively)	53,487,621	69,068,808
Companies more than 25% owned (cost of $41,985,865 and $42,588,724 respectively)	18,153,749	18,867,236
Total investments (cost of $838,549,673 and $801,104,779, respectively)	815,657,748	766,262,959

Cash and cash equivalents	27,141,436	22,984,182
Accrued interest income:
Companies less than 5% owned	8,279,978	6,282,353
Companies 5% to 25% owned	679,599	415,061
Companies more than 25% owned	38,519	41,691
Deferred debt issuance costs	3,360,310	2,969,085
Receivable for investments sold	1,031,717	3,605,964
Options (cost $51,750)	8,605	14,139
Prepaid expenses and other assets	1,184,123	753,768
Total assets	857,382,035	803,329,202

Liabilities
Debt	157,000,000	95,000,000
Incentive allocation payable	3,486,403	3,318,900
Payable for investments purchased	1,514,602	14,706,942
Payable to the Investment Manager	463,629	1,121,108
Interest payable	332,040	430,969
Unrealized depreciation on swaps	300,684	331,183
Accrued expenses and other liabilities	2,915,706	3,136,010
Total liabilities	166,013,064	118,045,112

Commitments and contingencies (Note 5)

Preferred equity facility
Series A preferred limited partner interests in Special Value Continuation Partners, LP;
$20,000/interest liquidation preference; 6,700 interests authorized, issued and outstanding	134,000,000	134,000,000
Accumulated dividends on Series A preferred equity facility	493,757	504,252
Total preferred limited partner interests	134,493,757	134,504,252

Non-controlling interest
General Partner interest in Special Value Continuation Partners, LP	2,204,587	1,168,583

Net assets applicable to common shareholders	$554,670,627	$549,611,255

Composition of net assets applicable to common shareholders
Common stock, $0.001 par value; 200,000,000 shares authorized, 36,200,020 and
36,199,916 shares issued and outstanding as of March 31, 2014 and December 31, 2013, respectively	36,200	36,200
Paid-in capital in excess of par	667,843,737	667,842,020
Accumulated net investment income	24,929,736	24,016,095
Accumulated net realized losses	(112,595,624)	(105,800,278)
Accumulated net unrealized depreciation	(23,338,835)	(35,314,199)
Non-controlling interest	(2,204,587)	(1,168,583)
Net assets applicable to common shareholders	$554,670,627	$549,611,255

Net assets per share	$15.32	$15.18

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TCP Capital Corp.

Consolidated Statements of Operations (Unaudited)

	Three Months Ended March 31,
	2014	2013

Investment income
Interest income:
Companies less than 5% owned	$18,140,743	$15,240,367
Companies 5% to 25% owned	1,336,864	893,512
Companies more than 25% owned	257,627	330,317
Dividend income:
Companies 5% to 25% owned	1,968,748	-
Other income:
Companies less than 5% owned	634,733	157,533
Companies 5% to 25% owned	121,039	101,103
Companies more than 25% owned	208,890	142,911
Total investment income	22,668,644	16,865,743
Operating expenses
Management and advisory fees	2,886,208	1,964,738
Interest expense	456,861	136,407
Amortization of deferred debt issuance costs	372,755	108,564
Administrative expenses	256,806	167,808
Legal fees, professional fees and due diligence expenses	204,156	139,052
Commitment fees	191,199	22,589
Director fees	85,712	71,809
Insurance expense	53,900	36,273
Custody fees	50,807	29,419
Other operating expenses	319,586	192,971
Total operating expenses	4,877,990	2,869,630
Net investment income	17,790,654	13,996,113

Net realized and unrealized gain (loss) on investments and foreign currency
Net realized gain (loss):
Investments in companies less than 5% owned	(6,795,721)	517,658
Investments in companies 5% to 25% owned	375	-
Net realized gain (loss)	(6,795,346)	517,658

Net change in net unrealized appreciation/depreciation	11,975,364	1,837,731
Net realized and unrealized gain	5,180,018	2,355,389

Dividends on Series A preferred equity facility	(369,135)	(393,413)
Net change in accumulated dividends on Series A
preferred equity facility	10,495	16,011
Distributions of incentive allocation to the General Partner from:
Net investment income	(3,486,403)	(2,723,742)
Net change in reserve for incentive allocation	(1,036,004)	(471,078)
Net increase in net assets applicable to common shareholders resulting from operations	$18,089,625	$12,779,280
Basic and diluted earnings per common share	$0.50	$0.60
Basic and diluted weighted average common shares outstanding	36,199,917	21,477,628

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ABOUT TCP CAPITAL CORP.

TCP Capital Corp. (NASDAQ: TCPC) is a specialty finance company focused on performing credit lending to middle-market companies with established market positions. TCPC focuses on companies with differentiated products and strong regional or national operations and where it has deep industry knowledge and expertise. TCPC’s investment objective is to seek to achieve high total returns through current income and capital appreciation, with an emphasis on principal protection. TCPC is a publicly-traded business development company, or BDC, regulated under the Investment Company Act of 1940 and is externally managed by its advisor, Tennenbaum Capital Partners, LLC, a leading alternative investment manager. For more information, visit www.tcpcapital.com.

FORWARD-LOOKING STATEMENTS

Prospective investors considering an investment in TCP Capital Corp. should consider the investment objectives, risks and expenses of the company carefully before investing. This information and other information about the company are available in the company's filings with the Securities and Exchange Commission ("SEC"). Copies are available on the SEC's website at www.sec.gov and the company's website at www.tcpcapital.com. Prospective investors should read these materials carefully before investing.

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of the company at the time of such statements and are not guarantees of future performance. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results could differ materially from those projected in these forward-looking statements due to a variety of factors, including, without limitation, changes in general economic conditions or changes in the conditions of the industries in which the company makes investments, risks associated with the availability and terms of financing, changes in interest rates, availability of transactions, and regulatory changes. Certain factors that could cause actual results to differ materially from those contained in the forward-looking statements are included in the "Risks" section of the company's registration statement filed on Form N-2 dated March 18, 2014 and the company's subsequent periodic filings with the SEC. Copies are available on the SEC's website at www.sec.gov and the company's website at www.tcpcapital.com. Forward-looking statements are made as of the date of this press release, and are subject to change without notice. The company has no duty and does not undertake any obligation to update or revise any forward-looking statements based on the occurrence of future events, the receipt of new information, or otherwise.

SOURCE:

TCP Capital Corp.

CONTACT

TCP Capital Corp.
Jessica Ekeberg

310-566-1094

investor.relations@tcpcapital.com

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